                                                                   EXHIBIT 10.09

                             CYBERGUARD CORPORATION

                           EMPLOYEE STOCK OPTION PLAN

                                September 4, 1998

     1. PURPOSE

        The purpose of the CyberGuard Corporation Employee Stock Option Plan (the "Plan") is to promote the long-term growth and performance of CyberGuard Corporation (the "Corporation") and its affiliates and to attract and retain outstanding individuals by awarding stock options, stock appreciation rights, performance awards, restricted stock and/or other stock-based awards.

     2. DEFINITIONS

        The following definitions are applicable to the Plan:

        "Award" means the grant of Options, SARs, Performance Awards, Restricted Stock or other stock-based award under the Plan.

        "Board" means the Board of Directors of the Corporation.

        "Board Committee" means the Compensation Committee of the Board, or in lieu thereof, the Board may appoint any committee of at least two directors to administer the Plan.

        "Change of Control" means any of the events set forth below; PROVIDED, HOWEVER, that the Board Committee, in its sole discretion, may specify a more restrictive definition of Change of Control in any Award agreement and, in such event, the definition of Change of Control set forth in the Award agreement shall apply to the Award granted under such Award agreement:

        (a) The acquisition in one or more transactions, other than from the Corporation, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) 20% of the Outstanding Corporation Common Stock or (ii) 20% of the Corporation Voting Securities; PROVIDED, HOWEVER, that the following shall not constitute a Change of Control: any acquisition by (1) the Corporation or any of its Subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its Subsidiaries, or (2) any corporation with respect to which, following such acquisition, more than 80% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be; or

        (b) Individuals who constitute the Incumbent Board cease for any reason to constitute in excess of three-fourths (3/4) of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequenT to September 4, 1998 whose election or nomination for election by the Corporation was approved by a vote of AT least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board; or

        (c) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such reorganization, merger of consolidation, as the case may be; or

        (d) Approval by the stockholders of the Corporation of (i) a complete liquidation or dissolution of the Corporation or (ii) a sale or other disposition of 60% or more by value of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Corporation Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Corporation Common Stock and Corporation Voting Securities, as the case may be, immediately prior to such sale or disposition.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission.

        "Common Stock" means the common stock of the Corporation, $.01 par value per share.

        "Corporation Voting Securities" means the combined voting power of all outstanding voting securities of the Corporation entitled to vote generally in the election of directors for the Board.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, on any date, the closing sale price of one share of Common Stock, as reported in the NASDAQ National Market System or any national securities exchange on which the Common Stock is then listed, as published in the Wall Street Journal or another newspaper of general circulation, as of such date or, if there were no sales reported as of such date, as of the last date preceding such date as of which a sale was reported. In the event that the Common Stock is not listed on the NASDAQ National Market System or a national securities exchange, Fair Market Value shall be determined in good faith by the Board Committee in its sole discretion.

        "Grant Date" means the date on which an Option under Section 5.1 hereof or a SAR under Section 6.1 hereof is granted.

        "Incumbent Board" means the Board as constituted as of September 4, 1998.

        "Non-Statutory Stock Option" means an option to purchase shares of Common Stock which is not an Incentive Stock Option.

        "Option" means any option to purchase shares of Common Stock granted under Sections 5.1 and 10.1 hereof.

        "Option Price" means the purchase price of each share of Common Stock under an Option.

        "Outstanding Corporation Common Stock" means, at any time, the issued and outstanding shares of Corporation Common Stock.

        "Participant" means any employee or consultant of the Corporation and its affiliates designated by the Board Committee to receive an Award under the Plan.

        "Performance Award" means an Award of shares of Common Stock granted under Section 7 hereof.

        "Performance Period" means the period of time established by the Board Committee for achievement of certain objectives under Section 7.1 hereof.

        "Restriction Period" means the period of time specified in a Performance Share Award Agreement or a Restricted Stock Award Agreement, as the case may be, between the Participant and the Corporation during which the following conditions remain in effect: (i) certain restrictions on the sale or other disposition of shares of Common Stock awarded under the Plan, and (ii) subject to the terms of the applicable agreement, a requirement of continued employment of the Participant in order to prevent forfeiture of the Award.

        "Retirement" and "Termination upon Retirement" shall be deemed to have occurred at anytime when all of the following three events (a, b and c) have occurred:

          (a) an employee: (i) is terminated without cause, or (ii) resigns his or her position with the Corporation, or (iii) resigns for reasons of disability; and
          (b) such termination occurs on or after his or her sixtieth (60th) birthday; and
          (c) either (i) employee has at least ten (10) years of service with the Corporation, or (ii) employee has been continuously in the employ of the Corporation since July 1, 1996.

This provision shall apply only to employees, not consultants or others (that is, consultants or others under no circumstances may be deemed to have "retired" under the Plan.)

        "Stock Appreciation Rights" or "SARs" means the right to receive a cash payment from the Corporation equal to the excess of the Fair Market Value of a stated number of shares of Common Stock at the exercise date over a fixed price for such shares.

        "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     3. SHARES SUBJECT TO PLAN

        3.1 SHARES RESERVED UNDER THE PLAN. Subject to adjustment as provided in
Section 3.2, no more than one million four hundred thousand (1,400,000) shares of Common Stock shall be cumulatively available for the grant of Stock Options under the Plan. Any Common Stock issued by the Corporation through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the shares available for grants under the Plan. Shares of Common Stock to be issued pursuant to the Plan may be authorized and unissued shares, treasury shares, or any combination thereof. Subject to Section 6.2 hereof, if any shares of Common Stock subject to an Award hereunder are forfeited or any such Award otherwise terminates without the issuance of such shares of Common Stock to a Participant, or if any shares of Common Stock are surrendered by a Participant in full or partial payment of the Option Price of an Option, such shares, to the extent of any such forfeiture, termination or surrender, shall again be available for grant under the Plan; PROVIDED HOWEVER, that shares of Common Stock surrendered by a Participant who is subject to
Section 16 of the Exchange Act, or any successor thereto, in payment of the Option Price, shall be available for grant under the Plan only to Participants not subject to such Section.

        3.2 ADJUSTMENTS. Subject to Section 12 hereof, the aggregate number of shares of Common Stock which may be awarded under the Plan and outstanding Awards shall be adjusted by the Board Committee to reflect a change in the capitalization of the Corporation, including but not limited to, a stock dividend or split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders.

     4. ADMINISTRATION OF PLAN

        4.1 ADMINISTRATION BY THE BOARD. The Plan shall be administered by the Board Committee; PROVIDED HOWEVER, the Board Committee may delegate some or all of its authority and responsibility under the Plan with respect to Awards to Participants who are not subject to Section 16 of the Exchange Act to the Chief Executive Officer of the Corporation. The Board Committee shall have authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection herewith, and to make all other determinations necessary or advisable for the administration of the Plan. All such interpretations, rules, regulations and determinations shall be conclusive and binding on all persons and for all purposes. In addition, the Board Committee shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Board Committee, be necessary or desirable to further the purpose of the Plan.

        4.2 DESIGNATION OF PARTICIPANTS. Participants shall be selected, from time to time, by the Board Committee, from those employees and consultants of the Corporation and its affiliates who, in the opinion of the Board Committee, have the capacity to contribute materially to the continued growth and successful performance of the Corporation.

     5. STOCK OPTIONS

        5.1 GRANTS. Options may be granted, from time to time, to such employees and consultants of the Corporation and its affiliates as may be selected by the Board Committee. The Option Price shall be determined by the Board Committee effective on the Grant Date; PROVIDED HOWEVER, that such price shall not be less than fifty (50%) of the Fair Market Value of a share of Common Stock on the Grant Date. The number of shares of Common Stock subject to each option granted to each Participant, the terms of each option, and any other terms and conditions of an Option granted hereunder shall be determined by the Board Committee, in its sole discretion, effective on the Grant Date; PROVIDED HOWEVER, that no option shall be exercisable any later than ten (10) years from the Grant Date. Each option shall be evidenced by a Stock Option Agreement between the Participant and the Corporation which shall specify the Option Price, the term of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option becomes exercisable and such other terms and conditions as the Board Committee shall determine.

        5.2 PAYMENT OF OPTION PRICE. No shares of Common Stock shall be issued upon exercise of an Option until full payment of the Option Price therefor by the Participant. Upon exercise, the Option Price may be paid in cash, in shares of Common Stock having a Fair Market Value equal to the Option Price, or in any combination thereof.

        5.3 RIGHTS AS SHAREHOLDERS. Participants shall not have any of the rights of a shareholder with respect to any shares subject to an Option until such shares have been issued upon the proper exercise of such Option.

        5.4 TRANSFERABILITY OF OPTIONS. Options granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except by will or by the laws of descent and distribution. All Options granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian or attorney-in-fact.

        5.5 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee or a consultant of either the Corporation or of any of its affiliates, the Options granted hereunder shall be exercisable in accordance with the Stock Option Agreement between the Participant and the Corporation.

     6. STOCK APPRECIATION RIGHTS

        6.1 GRANTS. Stock Appreciation Rights may be granted, from time to time, to such employees and consultants of the Corporation and its affiliates as may be selected by the Board Committee. SARs may be granted at the discretion of the Board Committee either (i) in connection with an Option or (ii) independent of an Option. The price from which appreciation shall be computed shall be established by the Board Committee at the Grant Date; PROVIDED HOWEVER, that such price shall not be less than fifty percent (50%) of the Fair Market Value of the number of shares of Common Stock subject of the grant on the Grant Date. In the event the SAR is granted in connection with an Option, the fixed price from which appreciation shall be computed shall be the Option Price. Each grant of a SAR shall be evidenced by a Stock Appreciation Rights Agreement between the Participant and the Corporation which shall specify the type of SAR granted, the number of SARs, the conditions upon which the SARs vest and such other terms and conditions as the Board Committee shall determine.

        6.2 EXERCISE OF SARs. SARs may be exercised upon such terms and conditions as the Board Committee shall determine; PROVIDED HOWEVER, that SARs granted in connection with Options may be exercised only to the extent the related Options are then exercisable. Notwithstanding Section 3.1 hereof, upon exercise of a SAR granted in connection with an Option as to all or some of the shares subject of such Award, the related Option shall be automatically canceled to the extent of the number of shares subject of the exercise, and such shares shall no longer be available for grant hereunder. Conversely, if the related Option is exercised as to some or all of the shares subject of such Award, the related SAR shall automatically be canceled to the extent of the number of shares of the exercise, and such shares shall no longer be available for grant hereunder.

        6.3 PAYMENT OF EXERCISE. Upon exercise of a SAR, the holder shall be paid in cash the excess of the Fair Market Value of the number of shares subject of the exercise over the fixed price, which in the case of a SAR granted in connection with an Option shall be the Option Price for such, shares.

        6.4 RIGHTS OF SHAREHOLDERS. Participants shall not have any of the rights of a shareholder with respect to any Options granted in connection with a SAR until shares have been issued upon the proper exercise of an Option.

        6.5 TRANSFERABILITY OF SARs. SARs granted under the Plan may not be sold, transferred, pledged, assigned, hypothecated or otherwise disposed of except by will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during the lifetime of such Participant only by such Participant, his agent, guardian, or attorney-in-fact.

        6.6 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee or a consultant of either the Corporation or of any of its affiliates, SARs granted hereunder shall be exercisable in accordance with the Stock Appreciation Rights Agreement between the Participant and the Corporation.

     7. PERFORMANCE AWARDS

        7.1 AWARDS. Awards of shares of Common Stock may be made, from time to time, to such employees and consultants of the Corporation and its affiliates as may be selected by the Board Committee. The release of such shares to the Participant at the lapse of restriction on the sale or transfer of shares subject to such Awards shall be contingent upon (i) achievement of such corporate, sector, division or other objectives during the Performance Period as shall be established by the Board Committee and (ii) the expiration of the Restriction Period. Except as provided in the Performance Share Award Agreement between the Participant and the Corporation, shares subject to such Awards under this Section 7.1 shall be released to the Participant only after the expiration of the relevant Restriction Period. Each Award under this Section 7.1 shall be evidenced by a Performance Share Award Agreement between the Participant and the Corporation which shall specify the applicable performance objectives, the Performance Period, the Restriction Period, any forfeiture conditions and such other terms and conditions as the Board Committee shall determine.

        7.2 STOCK CERTIFICATES. Upon an Award of shares of Common Stock under
Section 7.1 of the Plan, the Corporation shall issue a certificate registered in the name of the Participant bearing the following legend and any other legend required by any federal or state securities laws or by the Florida Business Corporation Act:

          "The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the CyberGuard Corporation Employee Stock Option Plan, administrative rules adopted pursuant to such Plan and a Performance Share Award Agreement between the registered owner and CyberGuard Corporation. A copy of the Plan, such rules and such Agreement may be obtained from the Secretary of CyberGuard Corporation.

Unless otherwise provided in the Performance Share Award Agreement between the Participant and the Corporation, such certificates shall be retained by the Corporation until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Corporation shall (i) cause the removal of the legend from the certificates for such shares as to which a Participant is entitled in accordance with the Performance Share Award Agreement between the Participant and the Corporation and (ii) release such shares to the custody of the Participant.

         7.3 RIGHTS AS SHAREHOLDERS. Subject to the provisions of the Performance Share Award Agreement between the Participant and the Corporation, during the Performance Period, Participants may exercise full voting rights with respect to all shares awarded thereto under Section 7.1 hereof and shall be entitled to receive dividends and other distributions paid with respect to those shares. During the period between the completion of the Performance Period and the expiration of the Restriction Period, Participants may exercise full voting rights and shall be entitled to receive dividends and other distributions only as to the number of shares determined in accordance with the Performance Share Award Agreement between the Participant and the Corporation.

         7.4 TRANSFERABILITY OF SHARES. Certificates evidencing the shares of Common Stock awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Restriction Period.

         7.5 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee or a consultant of either the Corporation or of one of its affiliates, the number of shares subject of the Award, if any, to which the Participant shall be entitled shall be determined in accordance with the Performance Share Award Agreement between the Participant and the Corporation.

         7.6 TRANSFER OF EMPLOYMENT. If a Participant transfers employment from one business unit of the Corporation or any of its affiliates to another business unit during a Performance Period, such Participant shall be eligible to receive such number of shares of Common Stock as the Board Committee may determine based upon such factors as the Board Committee in its sole discretion may deem appropriate.

     8. RESTRICTED STOCK AWARDS

         8.1 AWARDS. Awards of shares of Common Stock subject to such restrictions as to vesting and otherwise as the Board Committee shall determine, may be made, from time to time, to employees and consultants of the Corporation and its affiliates as may be selected by the Board Committee. The Board Committee may in its sole discretion at the time of the Award or at any time thereafter provide for the early vesting of such Award prior to the expiration of the Restriction Period. Each Award under this Section 8.1 shall be evidenced by a Restricted Stock Award Agreement between the Participant and the Corporation which shall specify the vesting schedule, any rights of acceleration, any forfeiture conditions, and such other terms and conditions as the Board Committee shall determine.

         8.2 STOCK CERTIFICATES. Upon an Award of shares of Common Stock under
Section 8.1 of the Plan, the Corporation shall issue a certificate registered in the name of the Participant bearing the following legend and any other legend required by any federal or state securities laws or by the Florida Business Corporation Act.

                  "The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the CyberGuard Corporation Employee Stock Option Plan, administrative rules adopted pursuant to such Plan and a Restricted Stock Award Agreement between the registered owner and CyberGuard Corporation. A copy of the Plan, such rules and such agreement may be obtained form the Secretary of CyberGuard Corporation."

Unless otherwise provided in the Restricted Stock Award Agreement between the Participant and the Corporation, such certificates shall be retained by the Corporation until the expiration of the Restriction Period. Upon the expiration of the Restriction Period, the Corporation shall (i) cause the removal of the legend from the certificates for such shares as to which a Participant is entitled in accordance with the Restricted Stock Award Agreement between the Participant and the Corporation and (ii) release such shares to the custody of the Participant.

         8.3 RIGHTS AS SHAREHOLDERS. During the Restriction Period, Participants may exercise full voting rights with respect to all shares awarded thereto under
Section 8.1 hereof and shall be entitled to receive dividends and other distributions paid with respect to those shares.

         8.4 TRANSFERABILITY OF SHARES. Certificates evidencing the shares of Common Stock awarded under the Plan shall not be sold, exchanged, assigned, transferred, pledged, hypothecated or otherwise disposed of until the expiration of the Restriction Period.

         8.5 TERMINATION OF EMPLOYMENT. If a Participant ceases to be an employee or a consultant of either the Corporation or of any of its affiliates, the number of shares subject of the Award, if any, to which the Participant shall be entitled shall be determined in accordance with the Restricted Stock Award Agreement between the Participant and the Corporation. All remaining shares as to which restrictions apply at the date of termination of employment shall be forfeited subject to such exceptions, if any, authorized by the Board Committee.

     9. OTHER STOCK-BASED AWARDS

         Awards of shares of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, may be made, from time to time, to employees and consultants of the Corporation and its affiliates as may be selected by the Board Committee. Such Awards may be made alone or in addition to or in connection with any other Award hereunder. The Board Committee may in its sole discretion determine the terms and conditions of any such Award. Each such Award shall be evidenced by an agreement between the Participant and the Corporation which shall specify the number of shares of Common Stock subject of the Award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Board Committee shall determine.

     10. (Omitted Intentionally)

     11. AMENDMENT OR TERMINATION OF PLAN

         Until such time as a Change of Control shall have occurred, the Board or the Board Committee may amend, suspend or terminate the Plan or any part thereof from time to time, provided that no change may be made which would impair the rights of a Participant to whom shares of Common Stock have theretofore been awarded without the consent of said Participant.

     12. MISCELLANEOUS

         12.1 RIGHTS OF PARTICIPANTS. Nothing in the Plan shall interfere with or limit in any way the right of the Corporation or any affiliate to terminate any Participant's employment or consultancy at any time, nor confer upon any Participant any right to continued employment or consulting status with the Corporation or any affiliate.

         12.2 TAX WITHHOLDING. The Corporation shall have the authority to withhold, or to require a Participant to remit to the Corporation, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and a local tax withholding requirements associated with any Award. In addition, the Corporation may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by
(i) delivering to the Corporation shares of Common Stock held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Corporation to retain shares of Common stock otherwise issuable to the Participant under the Plan.

         12.3 STATUS OF AWARDS. Awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation or affiliate and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

         12.4 WAIVER OF RESTRICTIONS. The Board Committee may, in its sole discretion, based on such factors as the Board Committee may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

         12.5 DELEGATION TO MANAGEMENT. The Board Committee may delegate to one or more officers of the Corporation or a committee of officers the right to grant Awards hereunder to employees and consultants who are not officers or directors of the Corporation and to cancel or suspend Awards to employees and consultants who are not officers or directors of the Corporation.

         12.6 ADJUSTMENT OF AWARDS. Subject to Section 11, the Board Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles; provided however, that no such adjustment shall impair the rights of any Participant without his or her consent. The Board Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, including without limitation, previously granted Options having higher Option Prices and grants or rights under any other plan of the Corporation or of any acquired entity. The Board Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Corporation shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Board Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

         12.7 CONSIDERATION FOR AWARDS. Except as otherwise required in any applicable agreement or by the terms of the Plan, Participants under the Plan shall not be required to make any payment or provide consideration for an Award other than the rendering of services.

         12.8 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall be effective as of September 4, 1998. Unless terminated under the provisions of Section 11 hereof, the Plan shall continue in effect until terminated by the Board.

         Approved by the Board of Directors this 4th day of September, 1998.

                                         Attested:



                                         -----------------------------------